                                                                EXHIBIT 5.1


                     [HAYNES AND BOONE, LLP LETTERHEAD]



November 10, 1997


Kitty Hawk, Inc.
1515 West 20th Street
Dallas/Fort Worth International Airport, Texas  75261


Gentlemen:

We have acted as special counsel to Kitty Hawk, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (Registration No. 333-36125) and the amendments thereto (the Registration Statement, as amended, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to (i) the offer and sale by the Company of up to 3,615,000 shares of its Common Stock, par value $0.01 per share ("Common Stock") and (ii) the offer and sale of up to 1,100,000 shares of Common Stock by the Selling Stockholders (herein so called) identified in the Registration Statement. The shares of Common Stock to be sold by the Company are hereinafter referred to as the "Company Securities" and the shares of Common Stock to be sold by the Selling Stockholders are hereinafter referred to as the "Stockholders' Securities." The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to, the internal substantive laws of the State of Texas, the General Corporation Laws of the State of Delaware and applicable federal laws of the United States of America.

In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and the Bylaws of the Company, as amended; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the shares of Company Securities and Stockholders' Securities; (iii) the Registration Statement and all exhibits thereto; (iv) the form of Underwriting Agreement (herein so called), to be entered into among the Company, the Selling Stockholders, and Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Scott & Stringfellow, Inc., Fieldstone FPCG Services, L.P., as Underwriters named in the Underwriting Agreement; (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein and (vi) the specimen Common Stock certificate filed as
Exhibit 4.1 to the Company's October 1996 Registration Statement on Form S-1 (Reg. No. 333-8307).

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the

Kitty Hawk, Inc.
November 10, 1997
Page 2


Company or governmental officials. We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us. Finally, we have assumed that all formalities required by the Company's Certificate of Incorporation, Bylaws and the Delaware General Corporation Law will be complied with when the Company Securities are issued.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Stockholders' Securities have been validly issued and are fully paid and nonassessable and (ii) the Company Securities, upon receipt by the Company of the full consideration for the Company Securities in accordance with the terms of the Underwriting Agreement and upon adoption of the pricing resolutions by the Pricing Committee of the Company's Board of Directors, will, when sold, be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.


Very truly yours,



/s/ Haynes and Boone, LLP